Exhibit 10.3
SEPARATION AGREEMENT
This Separation Agreement (this “Agreement”) is made and entered into as of October 2, 2020 (the “Effective Date”), by and between DXC Technology Company, a Nevada corporation (including any subsidiaries and affiliates, the “Company”), and Paul Saleh, a Virginia resident (“you”). For certain good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, you and the Company, intending to be legally bound, hereby agree as follows:
1.Introduction. You acknowledge and agree that you hereby resign as the Chief Financial Officer and that your employment with the Company will terminate immediately as of close of business on October 1, 2020 (the “Separation Date”).
2.Cooperation. You shall reasonably cooperate with and assist the Company with any pending or future litigation, arbitration (including, without limitation, the Perspecta arbitration), internal or external investigation (including, without limitation, by any governmental body) or inquiry related to the Company. This cooperation shall include, without limitation, responding to requests for information concerning facts or events relating to the Company that may be within your knowledge; providing assistance to the Company’s counsel, experts, and consultants; and providing truthful testimony in pretrial and trial or hearing proceedings. This cooperation will also include providing timely notice to the Company as to any subpoenas or other compulsory process related to the Company or facts, documents, or information gained during your employment with the Company so that the Company may intervene and object if appropriate. The parties agree to work in good faith to ensure cooperation is for a reasonable amount of time necessary to achieve the above and to provide notice and scheduling in a reasonable manner, taking into consideration your then current business, employment and personal commitments. You will be reimbursed by the Company for your reasonable out-of-pocket expenses supported by receipts or other reasonable documentation, including reasonable attorneys’ fees if you and the Company mutually agree in good faith that you need legal advice to cooperate and the Company’s counsel would have a conflict of interest in representing you. You shall not be required to travel during the COVID-19 pandemic.
3.Restrictive Covenants. You acknowledge and agree that you are subject to, and shall fully comply with, the terms of the Non-Competition/Non-Solicitation Agreement between you and the Company (or its predecessors or subsidiaries as the case may be) dated May 10, 2012, and all restrictive covenants set forth in any equity award or other agreement between you and the Company and its subsidiaries (the “Restrictive Covenants”). For the avoidance of doubt, notwithstanding anything to the contrary herein, the Restrictive Covenants will remain in effect in accordance with their terms.

US-DOCS\117986909.5

4.Non-Disparagement. You agree not to disparage the Company, and similarly the Company agrees it shall not disparage you in any official announcement or press release and shall direct its executive officers not to disparage you, in each case other than in truthful testimony given in response to a lawful subpoena or similar court or government order or to enforce the terms of this Agreement.
5.Compensation. In consideration of your representations, warranties and covenants set forth in Section 6 and your signing and not revoking the Release (defined below), and subject to your compliance with your obligations hereunder, including without limitation your obligations under Sections 2, 3, 4, and 6 herein, the Company shall:
(a)Pay you a cash lump sum in the amount of $4,000,000, less estimated applicable deductions and withholdings, immediately following your execution of this Separation Agreement and the Release; provided, however, that if you revoke the Release in accordance with its terms you must immediately return this amount; and
(b)Not pay you any amount pursuant to that certain retention agreement entered into by you and the Company dated September 23, 2019 (the “Retention Agreement”).
The compensation described in this Section 5 shall be the sole consideration paid by the Company and its subsidiaries and affiliates to you following the Separation Date; for the avoidance of doubt, you expressly agree that you are not entitled to and waive any other payments, benefits or compensatory entitlements in connection with or as of your Separation Date, including continued equity vesting as of, or following the Separation Date, and any and all severance, retention, separation payments or similar compensation under the Severance Plan for Senior Management and Key Employees and the Retention Agreement or any other Company plan, agreement, or arrangement. It shall be a condition to your right to receive the amounts provided in this Section 5, that you execute and deliver to the Company the “General Release of Paul Saleh” attached hereto as Exhibit A (the “Release”) within 21 days following the Effective Date and that you not revoke the Release in accordance with its terms.
6.Representations, Warranties and Covenants. You represent and warrant that (a) you have all necessary legal capacity to execute and deliver this Agreement and to perform your obligations hereunder; (b) this Agreement has been executed and delivered by you, constitutes a legal, valid and binding obligation, and is enforceable against you in accordance with its terms; (c) you have had an opportunity to consult with counsel of your choosing with respect to this Agreement and all of the terms and provisions hereof; (d) you are not aware of any dispute, or facts that could give rise to any dispute, between Gainwell Technologies LLC and the Company; (e) you are entering into this Agreement voluntarily and with complete knowledge as to the terms and provisions set forth herein. Additionally, you agree that you will fully and completely recuse yourself from participation in any dispute or potential dispute arising between Gainwell Technologies LLC and the Company. For the avoidance of doubt, such recusal shall, without limitation, prohibit you from participating in or contributing to in any discussion or decision regarding any dispute or potential dispute between Gainwell Technologies LLC and the Company (unless the Company consents in writing to your participation in such a discussion), and from sharing information related to the Company obtained during your employment at the

Company with Gainwell Technologies LLC (or its employees, agents, attorneys and advisors) in connection with any such dispute or potential dispute.
7.Clawback. The Company shall have the right to clawback the net after-tax value of all compensation paid pursuant to Sections 5(a) and (b) herein upon the occurrence of:
(a)A breach by you of any of the Restrictive Covenants, as described in Section 3 herein; or
(b)A breach by you of Sections 2, 4 or 6 of the Agreement.
8.General Provisions.
(a)Entire Agreement. This Agreement supersedes all prior negotiations, understandings, agreements, representations, warranties, and courses of conduct and dealing, whether written or oral, between the parties with respect to its subject matter. This Agreement constitutes a complete and exclusive statement of the terms and conditions of the agreement between the parties with respect to its subject matter. This Agreement is not a contract of employment between you and the Company, and you and the Company hereby agree and acknowledge that this Agreement does not impose any obligation on the Company to offer employment to you at any time.
(b)Notices. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (1) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid), (2) sent by e-mail with confirmation of transmission by the transmitting equipment, or (3) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, or e-mail addresses and marked to the attention of the person (by name or title) designated below, or to such other address, e-mail address or person as a party may designate by notice to the other party:

Company:	DXC Technology Company
Address: 1775 Tysons Boulevard
Tysons, Va 22102
Attn: Bill Deckelman
Telephone: +1 (703) 245-4585
E-mail: bill.deckelman@dxc.com

You:	Paul Saleh

Telephone:
E-mail:

(c)Enforcement of Agreement. You acknowledge and agree that the Company would be irreparably damaged if you do not perform or comply with any provision of this Agreement in accordance with its specific terms, and that the Company could not be adequately compensated for any Breach of this Agreement by you by monetary damages alone in all cases. Accordingly, in addition to any other right or remedy to which the Company may be entitled, at law or in equity, the Company shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent any breach or threatened breach of this Agreement by you, without posting any bond or other undertaking.
(d)Remedies Cumulative. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.
(e)Waiver. To the maximum extent permitted by applicable law, no claim or right arising from this Agreement can be discharged by a party, in whole or in part, by a waiver of the claim or right unless such waiver is in writing and is signed by the waiving party, and no waiver that may be given by a party shall be applicable except in the specific instance for which it is given.
(f)Amendment. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by all of the parties.
(g)Assignment; Successors. This Agreement is personal to you and, therefore, you may not assign this Agreement or any of his rights or obligations hereunder to any person or entity. The Company may assign this Agreement and its rights and obligations hereunder to any person or entity, without your consent, in which event this Agreement shall apply to, be binding in all respects upon, and inure to the benefit of the successors and assignees of the Company.
(h)Severability. If a court of competent jurisdiction holds that any provision of this Agreement or portion thereof is illegal, invalid or unenforceable, then such provision shall be modified automatically to the extent necessary to make such provision fully legal, valid or enforceable. If such court does not modify any such provision or portion thereof as contemplated herein, but instead declares it to be wholly illegal, invalid or unenforceable, then such provision or portion thereof shall be severed from this Agreement, this Agreement and the rights and obligations of the parties shall be construed as if this Agreement did not contain such severed provision or portion thereof, and this Agreement otherwise shall remain in full force and effect.
(i)Construction. The headings of sections in this Agreement are provided for convenience only and shall not affect its construction or interpretation.

(j)Governing Law. This Agreement shall be governed by, construed under, and enforced in accordance with the laws of the Commonwealth of Virginia in effect from time to time without regard to conflicts-of-laws principles that would require the application of any other law.
(k)Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted electronically shall be deemed to be their original signatures for all purposes.
(l)Authority. You hereby acknowledge and agree that, you shall have no right or authority to enter into any agreements or other arrangements in the name or on behalf of the Company, or to assume or create any obligation or liability of any kind whatsoever, express or implied, in the name or on behalf of the Company.
(m)Arbitration and Equitable Remedies. Any dispute or controversy arising under, out of, in connection with or in relation to this Agreement and your services to the Company or termination by the Company shall be finally determined and settled by arbitration in Tyson, Virginia in accordance with the rules and procedures of the JAMS/Endispute Arbitration Rules and Procedures for Employment Disputes, and judgment upon the award may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, you acknowledge and agree that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach of the covenants or other obligations set forth in Sections 2, 3, 4 and 6 herein. Accordingly, you agree that if you breach any such Section, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this agreement. You further agree that no bond or other security shall be required in obtaining such equitable relief and that you consent to the issuance of such injunction and to the ordering of specific performance.
[signature page follows]
IN WITNESS WHEREOF, this Agreement is executed and delivered by the parties on the date first set forth above.

COMPANY: DXC Technology Company By: Name: Title:

Paul Saleh

Exhibit A

General Release of Paul Saleh

1.    In connection with your termination of employment as described in that certain Separation Agreement dated October 2, 2020 between Paul Saleh (“you”) and DXC Technology Company (“DXC”) (the “Separation Agreement”), on behalf of yourself, your agents, heirs, successors, legal representatives and assigns, you hereby knowingly and voluntarily, irrevocably and unconditionally, release and forever discharge DXC and its current and/or former predecessors, successors, parents, subsidiaries (including Computer Sciences Corporation), assigns, affiliates, and representatives and all of its and their officers, agents, directors, employees, representatives, and all persons acting by, through, under, or in concert with any of them (collectively the “Releasees”) from any and all actions, causes of action, suits, debts, charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, and expenses, including attorney fees, of any nature whatsoever, in law or in equity, known or unknown, suspected or unsuspected (hereinafter referred to as “Claim” or “Claims”) which you at any time had or claimed to have against any Releasees or which you may have or claim to have regarding events that have occurred as of the date you sign this release, including, without limitation, any and all Claims related or in any manner incidental to your employment or other services to DXC, or the events preceding and/or leading to your employment and the termination of said employment relationship. You expressly waive any and all rights under any applicable statute or principle of law restricting the right to release claims that you do not know or suspect to exist at the time of executing a release, which claims, if known, may have materially affected your decision to give such release. You acknowledge that you may hereafter discover claims currently unknown or unsuspected, or facts in addition to or different from those that are now believed to be true with respect to the matters released herein. Nevertheless, it is your intention that this release settles each and every claim, dispute and controversy, known or unknown, fixed or contingent that you have or may have against the Releasees, including, but not limited to any claims arising under federal, state or local statute, rule, executive order, law or ordinance, tort, express or implied contract, public policy or other obligations. All of your releases herein should be construed broadly to the maximum extent permissible under applicable law. It is expressly understood by you that among the various rights and claims being waived by you in this release are those arising under the Age Discrimination in Employment Act.

Specifically, but not by way of limitation, you release the Releasees from, and covenant not to sue Releasees for, any and all Claims, including without limitation (i) Claims which are or may be related to any employment or other service relationship, including for the avoidance of doubt, any claim to other payments, benefits or compensatory entitlements in connection with or as of your Separation Date (as defined in the Separation Agreement), including continued equity vesting as of or following the Separation Date, and any and all severance, retention, separation payments or similar compensation under the Severance Plan for Senior Management and Key Employees and the Retention Agreement or any other Company plan, agreement, or arrangement; (ii) Claims arising under any federal or state fair employment practices act, anti-discrimination law, and/or any law, ordinance, or regulation promulgated by any county, municipality, or other state subdivision (including, without limitation, the Age Discrimination in Employment Act, 29 U.S.C. §§621, et seq; Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §§2000e, et seq.; 42 U.S.C. §1981; the Employee Retirement Income Security Act, 29 U.S.C. §§1001, et seq.; the Family and Medical Leave Act, 29 U.S.C. §§2601 et seq.; the Americans With Disabilities Act of 1990 as amended, 42 U.S.C. §§126, et seq; (iii) Claims for breach of duty and/or implied covenant of good faith and fair dealing; (iv) Claims for interference with and/or breach of contract (express or implied, in fact or in law, oral or written); (v)

Claims for retaliatory, constructive, or wrongful discharge of any kind; (vi) Claims for intentional or negligent infliction of emotional distress or mental anguish; (vii) Claims for breach of duty, fraud, fraudulent inducement, fraudulent concealment, misrepresentation, deceit, breach of or invasion of right of privacy, libel, slander, defamation, or tortuous conduct of any kind; (viii) any and all other Claims arising under law or in equity; and (xi) any and all other Claims asserted or which could have been asserted by you.
Nothing contained in this release is a waiver of any rights or claims (including any which may arise under the Age Discrimination in Employment Act) that may arise after the date of execution by you or which, as a matter of law, cannot be released. Further, nothing in this release prevents you from filing a lawsuit limited to challenging the validity of your waiver of the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act, or from filing claims with government agencies as provided in the paragraph below. Nothing in this release waives any rights to enforce this release.

Nothing in this release, including the release of claims clauses, restricts or prohibits you from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the U.S. Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General (collectively, the "Regulators"), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. However, to the maximum extent permitted by law, you are waiving your right to receive any individual monetary relief from DXC or any other Releasees covered by the release resulting from such claims or conduct, regardless of whether you or another party has filed them, and in the event you obtain such monetary relief DXC or the Releasees will be entitled to an offset for the payments made pursuant to the Separation Agreement. This does not limit your right to receive an award from any Regulator that provides awards for providing information relating to a potential violation of law. You do not need the prior authorization of DXC to engage in conduct protected by this paragraph, and you do not need to notify DXC that you have engaged in such conduct. Please take notice that federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law. In addition, you recognize and agree that, in connection with any such activity outlined above, you must inform the Regulators, your attorney, a court or a government official that the information you are providing is confidential. Despite the foregoing, you are not permitted to reveal to any third-party, including any governmental, law enforcement, or regulatory authority, information you came to learn during the course of your employment with DXC that is protected from disclosure by any applicable privilege, including but not limited to the attorney client privilege and/or attorney work product doctrine. DXC does not waive any applicable privileges or the right to continue to protect its privileged attorney-client information, attorney work product, and other privileged information.

2.    Neither this release nor any consideration given hereunder constitutes an admission nor is to be construed as an admission of liability of any kind on the part of DXC or Releasees, and in fact the Parties expressly deny any violation of any law.

3.    You agree and acknowledge that you have returned all originals and copies of DXC documents and all DXC property, including without limitation, computer files, database information, client information, telephones, computers, badges, and keys no later than the Separation Date (as defined in the Separation Agreement). You also reaffirm and agree to comply with your post-employment obligations under any confidentiality agreement, non-competition/non-solicitation agreement, the post-employment provisions in your equity agreements, the Separation Agreement and other such agreements with DXC and any predecessors, subsidiaries or assigns.
4.    With respect to your execution of this release, you agree and covenant that:
a.You have carefully reviewed this release and that all questions concerning it have been answered to your satisfaction. You affirm that this release is written in a manner you understand, and that the consideration set forth in the Separation Agreement is sufficient for your entering into this release and consists of benefits to which you are not otherwise entitled.
b.Prior to execution of this release, you were and hereby are advised and encouraged to consult with and review it with your attorney(s) and have in fact done so to the extent desired, and that, also prior to its execution, you were encouraged and afforded the opportunity to review it with anyone else you desired.
c.You further acknowledge and agree that you were informed that you have twenty-one (21) days to consider and reflect upon the terms of this release, and that any changes to this release subsequently agreed upon by the parties do not restart this period for consideration; that you knowingly and voluntarily executed it after deliberate consideration of its terms; and that you were not coerced, pressured, or forced in any way to accept the terms of this release.
d.You also acknowledge a complete understanding that you may be giving up certain legal rights by entering into this release and that you have seven (7) days to revoke this release following its execution by sending notice of revocation by certified mail, return receipt requested, or by Federal Express, to Mary Finch, 1775 Tysons Boulevard McLean Virginia 22102, with a confirmation email to Mary Finch at mary.finch@dxc.com.
e.If you revoke this release, it shall not be effective or enforceable and you will not receive the consideration described in Section 5 of the Separation Agreement. Moreover, you further agree that in the event you attempt to revoke or rescind this release you shall immediately return to and/or reimburse DXC for all of the benefits described above and that the return to and/or reimbursement is a contractual prerequisite to any administrative or legal action brought or sought by you.
f.If you do not revoke this release within seven (7) days of signing it, then this release becomes final, binding and effective on the eighth (8th) day after you sign it.
5.    This release supersedes any and all prior oral and/or written agreements between you and DXC and any predecessors, subsidiaries and affiliates regarding the subject matter described herein, and along with the Separation Agreement, sets forth the entire agreement regarding the subject matter described herein; provided, however, for purposes of clarification, this release does not supersede or eliminate any post-employment obligations you may have to DXC or their predecessors and successors, including but not limited to those arising from any confidentiality agreement or non-competition/non-

solicitation agreement, post-employment provisions in any equity agreements, the Separation Agreement and other such agreements. No modifications hereof shall be deemed valid unless reduced to writing and signed by the parties. The parties agree that the rule of construction that ambiguities are resolved against the drafting party will be subordinated to the principle that the terms of this release will be construed fairly as to all parties and not in favor of or against any party. Any failure or delay on the part of either party to exercise any remedy or right under this release shall not operate as a waiver.
6.    This release shall be governed and construed in accordance with the laws of the Commonwealth of Virginia. Any action arising out of or relating to any of the provisions of this release may, at the election of either party, be brought and prosecuted only in the courts of, or located in, the Commonwealth of Virginia, and in the event of such election, the parties hereto consent to the jurisdiction and venue of said courts. The terms of this release are severable, and if for any reason any part hereof shall be found to be unenforceable the remaining terms and conditions shall be enforced in full.

* * * * *

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned has executed the foregoing on the date set forth below.

By:____________________________     Date:_______________________________
Paul Saleh

10